NEWS RELEASE

                                                               October 21, 2004
For Release:      Immediately
Contact: Investors: Christopher M. Capone, (845) 486-5439
News Media: Denise D. VanBuren, (845) 471-8323

                    CH Energy Group Posts Quarterly Earnings

(Poughkeepsie, NY) CH Energy Group, Inc. (NYSE:CHG) today announced earnings per share during the third quarter of 2004 totaled 28 cents, down from the 30 cents per share posted in the third quarter of 2003. The 2-cent decline was due largely to the absence of investment gains and higher interest income from securities that were liquidated in 2003. A cooler summer in 2004, which impacted utility revenues, and increased business development expenses also contributed to the decline.

         Year-to-date earnings were posted at $2.09, a 2-percent increase over the $2.05 reported for the first three quarters of 2003.

         The Company's operating units continued to perform well in the third quarter. Despite cooler weather, Central Hudson Gas & Electric saw a modest increase in earnings due to improved productivity and growth in its customer base. Central Hudson Enterprises Corporation's (CHEC) fuel distribution companies also made progress in improving productivity and sharpening their marketing focus.

         "Our business development team continues to actively seek investment opportunities that meet our risk and profitability parameters," said Steven V. Lant, Chairman of the Board, President and Chief Executive Officer. "The investment landscape has improved from the beginning of this year, and we're optimistic that we'll find appropriate opportunities for investment of up to $100 million of our re-deployable equity."

Central Hudson Gas & Electric Corporation

         Earnings within the Company's regulated natural gas and electric franchise were 46 cents, versus 42 cents for the same quarter of the previous year. The increase was largely attributable to lower storm restoration expense and continued customer growth in the utility's service area. That customer growth helped to offset the impacts of the cool summer of 2004, when billing cooling degree days were 5 percent lower than those of the third quarter of 2003. One year ago, results were also favorably impacted by 4 cents per share through a regulatory revenue restoration mechanism that was not in place during this year's third-quarter.

Central Hudson Enterprises Corporation (CHEC)

         CHEC, the family of fuel oil companies with holdings from Connecticut to the Washington, D.C. metro area, posted earnings that were both stable and reflective of the unit's seasonal demand cycle. They lost 19 cents earnings per share in this quarter, compared to the 18-cent loss that occurred in the third quarter of 2003. Importantly, CHEC's contribution to earnings on a year-to-date basis remains positive, at 12 cents per share, as compared to the 10 cents per share posted during the same period of the previous year. Productivity improvements continue to favorably impact the unit's profitability, Lant said. CH Energy Group, Inc.

         CH Energy Group, Inc. income was 1 cent per share in the third quarter, down from 6 cents per share during the third quarter of 2003. The Holding Company's contribution to earnings declined from 18 cents per share year-to-date in 2003 to 5 cents per share, year-to-date, in 2004 due to two primary factors:
1) the absence of substantial portfolio gains realized last year through an Alternative Investment portfolio (which was subsequently liquidated in order to provide access to investment capital); and 2) the inclusion of 5 cents per share in 2004 for business development costs (when a minimal amount was incurred last year).

2004 Earnings Projections

         The Company continues to project its 2004 earnings at between $2.60 and $2.85 per share, noting that $2.30 to $2.45 is estimated to result from the operations of Central Hudson; 20 cents to 25 cents from CHEC's fuel distribution business units; and 10 cents to 15 cents from partnership income and interest income on the funds being held in money market funds that are ready for immediate deployment if suitable investment opportunities are identified. This projection does not include any earnings accretion from future investments; earnings could be higher in 2004 if such acquisitions do occur.

About CH Energy Group

         With more than 440,000 customers, CH Energy Group, Inc. is a family of companies seizing new opportunities in the energy marketplace through two primary subsidiaries:

         Central Hudson Gas & Electric is a regulated transmission and distribution utility serving approximately 355,000 customers in eight counties of New York State's Mid-Hudson River Valley, and delivering natural gas and electricity in a 2,600-square-mile service territory that extends from the suburbs of metropolitan New York City north to the Capital District at Albany. Central Hudson Enterprises Corporation includes business units delivering energy and related services to nearly 85,000 customers in eight states and the District of Columbia. Its regional footprint stretches from Connecticut to the Washington, D.C. area.

                                      # # #
Conference Call:

         Mr. Lant will conduct a conference call with analysts and investors to review financial results at 4:00 p.m. (ET) today (October 21, 2004). Dial-in:
1-866-225-8754; Conference Name: "CH Energy Group." A digitized replay of the call will be available from 9:15 p.m. (ET) on October 21, 2004, until 11:59 p.m.
(ET) on October 28, 2004, by dialing 1-800-475-6701 and entering access code #750457. In addition, consolidated financial statements are available on the Company's website at www.CHEnergyGroup.com.

Forward-Looking Statements

         Statements included in this news release, including its Appendix and the documents incorporated by reference which are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words including "anticipates," "believes," "projects," "intends," "estimates," "expects," "plans," "assumes," "seeks," and similar expressions. Forward-looking statements including, without limitation, those relating to Registrants' future business prospects, revenues, proceeds, working capital, liquidity, income and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors including those identified from time to time in the forward-looking statements. Those factors include, but are not limited to: weather; energy supply and demand; fuel prices; interest rates; potential future acquisitions; developments in the legislative, regulatory and competitive environment; market risks; electric and gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs; the success of strategies to satisfy electricity requirements now that Central Hudson's major electric generation assets have been sold; future market prices for energy, capacity, and ancillary services; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. Registrants undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Given these uncertainties, undue reliance should not be placed on the forward-looking statements.

CH Energy Group, Inc. announces the following operating results for the periods indicated:

3 Months Ended September 30                            2004                2003
                                                       ----                ----

  Operating Revenues                           $161,872,000        $169,827,000

  Net Income                                   $  4,451,000        $  4,705,000

  Earnings Per Share - Basic                       $  .28              $  .30
  Earnings Per Share - Diluted                     $  .28              $  .29

  Average Shares Outstanding - Basic             15,762,000          15,767,000
  Average Shares Outstanding - Diluted           15,770,000          15,771,000




12 Months Ended September 30                           2004                2003
                                                       ----                ----

  Operating Revenues                           $778,747,000        $794,021,000

  Net Income                                   $ 44,398,000        $ 43,153,000

  Earnings Per Share - Basic                       $ 2.82              $ 2.71
   Earnings Per Share - Diluted                    $ 2.81              $ 2.70

  Average Shares Outstanding - Basic             15,762,000          15,929,000
  Average Shares Outstanding - Diluted           15,771,000          15,935,000
                                                                      page  -1-
                                    APPENDIX
Highlights Relative to Prior Year
                                                                      2004 More
3 Months Ended September 30:            2004 1       2003 1    (Less) than 2003
Operating Revenues                $161,872,000   $169,827,000      $(7,955,000)

Income Available for
    Common Stock                  $  4,451,000   $  4,705,000      $(  254,000)

Earnings Per Share of
    Common Stock                    $.28                 $.30            $(.02)

Average Shares Outstanding (Basic)
     1 Unaudited                    15,762,000           15,767,000

Consolidated third quarter earnings per share (basic) of CH Energy Group, Inc. decreased $.02 per share as compared to third quarter results in 2003. The decrease is due primarily to the following:

CH Energy Group, Inc., Holding Company  (CHEG):  - $ .05

         Down $.05 due to a reduction in investment income; an increase in business development costs; and additional New York State income tax expense related to a final reconciliation of the 2003 tax year. The reduction in investment income reflects the full liquidation, by July 2003, of CHEG's Alternate Investment Program portfolio of marketable securities and reinvestment of all of the proceeds in low risk and lower yield money market instruments. The increase in business development costs reflects CHEG's intensified efforts to redeploy this available capital in suitable investment opportunities.

Central Hudson Gas & Electric Corp. (CHG&E):  + $.04

         Up $.08 from a decrease in operating expenses due largely to a reduction in storm restoration costs, which was partially offset by an increase in costs for the maintenance of electric overhead lines and gas mains and an increase in uncollectible accounts.

         Up $.05 largely related to a reduction in regulatory carrying charges due to customers resulting primarily from a declining Customer Benefit Fund balance. In addition to providing additional customer refunds, funds were used to offset deferred pension and other post-employment benefit costs, as authorized in CHG&E's modified settlement agreement with the New York State Public Service Commission ("PSC") effective July 1, 2004. Earnings were also enhanced by a reduction in preferred stock dividends, reflecting the repurchase of certain issues of preferred stock in October 2003. The increase was partially offset by a reduction in miscellaneous interest and dividend income, including capitalized interest.

         Up $.01 due to an increase in natural gas net operating revenues, net of the cost of natural gas and revenue taxes, due largely to a favorable reconciling adjustment related to CHG&E's gas supply charge. The increase was partially offset by a reduction in revenues due to the June 2004 completion of the restoration of gas delivery revenues deferred in prior years, in accordance with CHG&E's settlement agreement with the PSC. Total revenues in the quarter ended September 30, 2003 related to this restoration were $.2 million.

         Down $.06 due to a decrease in electric net operating revenues, net of the cost of purchased electricity, fuel and revenue taxes. The net reduction is largely due to an increase in shared earnings and, as with gas net revenues, the completion of the restoration in June 2004 of previously deferred electric delivery revenues, of which $.8 million was restored in the quarter ended September 30, 2003. Despite cooler weather during the quarter, sales increased by less than 1% due largely to residential and commercial customer growth and an increase in industrial sales. The cooler weather during the quarter reduced earnings by approximately $.02 per share, net of the effect of weather hedging contracts. Billing cooling-degree days for the quarter ended September 2004 were 5% lower than the same period last year.

         Down $.04 due to an increase in depreciation on utility plant assets and an increase in taxes other than income taxes largely related to increases in property and payroll taxes.

Central Hudson Enterprises Corp. (CHEC): - $.01

         Down $.01 due to lower sales volumes and lower margins on its fuel oil products, partially offset by a reduction in operating expenses resulting from fewer deliveries and improved operating efficiencies at the fuel oil distribution subsidiaries.

                                                                       page -2-


Third Quarter Results of Operations

CH Energy Group, Inc., (Consolidated)

Other Income on a consolidated basis decreased $1.8 million due primarily to decreased investment income from CHEG (holding company) due to the liquidation of its Alternate Investment Program; an increase in business development costs by CHEG for the purpose of redeploying its available capital in suitable investment opportunities; and a reduction in CHG&E regulatory carrying charges due from customers related to pension costs. In its June 2004 Order adopting the terms of CHG&E's Joint Proposal for Rate Plan Modification, the PSC authorized the use of the Customer Benefit Fund to offset pension under collection balances, which serves to reduce the balance upon which carrying charges are determined.

Central Hudson Gas & Electric Corp.

Utility sales of electricity to full service customers within CHG&E's service territory, plus delivery of electricity supplied by others, increased by less than 1% as compared to the quarter ended September 30, 2003. Sales to residential customers decreased 2% due largely to a decrease in usage, which was partially offset by customer growth. The reduction in residential usage is due primarily to the cooler weather experienced this summer as compared to last year. Billing cooling-degree days decreased by 5% compared to last year. Sales to commercial customers increased 2% due to both customer growth and increased usage. Industrial sales increased 2% due to increased usage by a large industrial customer.

Utility sales of natural gas to firm CHG&E customers, plus transportation of natural gas supplied by others, remained relatively flat as compared to the prior year. Sales to residential customers, primarily space heating sales, decreased 8% due to a reduction in usage partially offset by an increase in sales due to customer growth. Sales to commercial customers increased 4% due largely to customer growth. The level of industrial sales remained unchanged and interruptible sales decreased 4%.

Utility electric and gas operating revenues decreased $10.7 million from $135.3 million in 2003 to $124.6 million in 2004. Electric revenues decreased $11.1 million (8.9%) and gas revenues increased $322,000 (2.9%). The reduction in electric revenues is due largely to a decrease in revenues collected through CHG&E's energy cost adjustment clause to recover its cost of purchased electricity. It is also attributable to a decrease in Customer Benefit Fund revenues offsetting the cost of various programs authorized by the PSC in CHG&E's settlement agreement; the completion of the restoration of electric delivery revenues deferred in prior years in June 2004; and an increase in shared earnings revenues which are deferred for the future benefit of customers. The increase in gas revenues largely reflects an increase in sales for resale.

Total utility operating expenses, including income taxes, decreased $10.0 million from $127.0 million in 2003 to $117.0 million in 2004. The reduction in operating expenses results primarily from a decrease of $6.8 million in purchased electricity expense due largely to a decrease in the wholesale cost of purchased electricity and a decrease in other expenses of operation of $4.6 million. The latter results primarily from a decrease in storm restoration costs and a reduction in costs related to various programs funded by the Customer Benefit Fund, notably the electric reliability program that essentially was completed by the end of 2003.

Interest Charges decreased $2.1 million due primarily to a reduction of regulatory carrying charges due to customers resulting largely from a declining Customer Benefit Fund balance. As authorized by the June 2004 PSC Order, this fund was used to offset significant under collection balances related to pension costs and costs related to other post-employment benefits. Carrying charges are accrued on the unused Customer Benefit Fund balance for the future benefit of customers.

                                                                      page  -3-

Central Hudson Enterprises Corp.

Revenues for CHEC increased $2.8 million from $34.5 million for the quarter ended September 30, 2003 to $37.3 million for the quarter ended September 30, 2004. The increase in revenues primarily reflects an increase in the average sales price per gallon of liquid petroleum product.

Operating expenses for CHEC, including income taxes, increased $2.9 million from $36.9 million in 2003 to $39.8 million in 2004. Natural gas costs decreased $2.6 million due to the sale of CHEC's natural gas business unit in October 2003 and the cost of petroleum increased $6.7 million due primarily to an increase in the wholesale cost of liquid petroleum products. Other operating expenses decreased $1.2 million due to improved operating efficiencies at the fuel oil distribution subsidiaries and lower sales, general and administrative costs.

CH Energy Group, Inc.

12 Months Ended September 30, 2004 Relative to the Prior Year

The financial results for the 12 months ended September 30, 2004, reflect an increase of $.11 per share as compared to the prior 12 months period. The increase in earnings is primarily attributable to the following:

- An increase in electric and natural gas utility net operating revenues due primarily to an increase in electric sales resulting from customer growth and increased usage; the favorable effect of weather hedging contracts; and the restoration of revenues previously deferred in accordance with the terms of CHG&E's settlement agreement. This increase was partially offset by an increase in shared earnings deferred for the future benefit of customers.
- A decrease in operating expenses largely related to a reduction in the cost of storm restoration.
- A favorable change in carrying charges due to and from customers primarily associated with CHG&E's Customer Benefit Fund and pension related balances.
- A reduction in preferred stock dividends due to the repurchase of certain preferred stock issues in October 2003.
- An increase in the amortization of shareholder benefits relating to the sale of CHG&E's interests in its principal generating facilities.
-    The favorable impact of CHEG's Common Stock Repurchase Program.
- Increased earnings from CHEC operations, primarily from its fuel oil distribution companies, which was largely offset by an adjustment recorded in 2002 related to the gain recorded on the sale of CH Resources, Inc.

The above increases were partially offset by an increase in depreciation and property taxes on utility plant assets; a reduction in investment income due to the liquidation of CHEG's Alternate Investment Program portfolio by July 2003 and reinvestment of those funds in low risk and lower yield investments; an increase in business development costs by CHEG in the search for other investment opportunities; and the effect of favorable state income tax adjustments recorded in December 2002.

CH Energy Group, Inc. (consolidated) remains in a strong financial position. At September 30, 2004 CHEG had $130.9 million in cash and cash equivalents and $37.0 million of short-term debt outstanding.

                                      # # #

Please note that this report plus the consolidated financial statements are available on the Company's website at www.chenergygroup.com.

                              CH ENERGY GROUP, INC.
                        CONSOLIDATED STATEMENT OF INCOME
                                   (Unaudited)

                                                                        3 Months Ended                     12 Months Ended
                                                                          September 30,                     September 30,
                                                                     ----------------------            ----------------------
                                                                       2004            2003              2004            2003
                                                                      -----           -----             -----           -----
                                                                    (Thousands of Dollars)             (Thousands of Dollars)

   OPERATING REVENUES
     Electric                                                        $113,122        $124,181         $433,832       $449,580
     Natural Gas                                                       11,426          11,104          123,225        122,875
     Competitive Business Subsidiaries                                 37,324          34,542          221,690        221,566
                                                                   -----------     -----------      -----------    -----------

            Total Operating Revenues                                  161,872         169,827          778,747        794,021
                                                                   -----------     -----------      -----------    -----------

   OPERATING EXPENSES
     Operations - Purchased Electricity and Fuel Used in Electric
       Generation, Purchased Nat. Gas and Purchased Petroleum          99,574         101,999          480,881        492,363
     Other Exp. of Operation - Regulated Activities                    24,658          29,263           99,013        107,393
     Other Exp. of Operation - Competitive Business Subsidiaries       12,027          13,106           54,073         56,049
     Depreciation and Amortization                                      8,627           8,346           34,510         33,097
     Taxes, other than income tax                                       7,644           8,330           31,365         32,516
                                                                   -----------     -----------      -----------    -----------

            Total Operating Expenses                                  152,530         161,044          699,842        721,418
                                                                   -----------     -----------      -----------    -----------

   OPERATING INCOME                                                     9,342           8,783           78,905         72,603
                                                                   -----------     -----------      -----------    -----------

   OTHER INCOME
     Allowance for Equity Funds Used During Construction                   92             115              333            603
     Interest on regulatory assets and Investment Income                1,987           3,193           10,639         12,592
     Other - Net                                                        1,339           1,902            7,475          6,474
                                                                   -----------     -----------      -----------    -----------

            Total Other Income                                          3,418           5,210           18,447         19,669
                                                                   -----------     -----------      -----------    -----------

   INTEREST AND OTHER CHARGES
     Interest on mortgage bonds                                             -              68                -            833
     Interest on other long-term debt                                   2,696           2,599           11,285         10,579
     Interest on regulatory liabilities and other interest              1,041           3,223            7,728         11,728
     Allowance for Borrowed Funds Used During Construction                (61)            (99)            (151)          (375)
     Cumulative Preferred Stock Dividends of Central Hudson               242             242              970          1,596
                                                                   -----------     -----------      -----------    -----------

              Total Interest and Other Charges                          3,918           6,033           19,832         24,361
                                                                   -----------     -----------      -----------    -----------

   INCOME BEFORE INCOME TAXES                                           8,842           7,960           77,520         67,911

         Net Loss from Discontinued Operations,
               Net of Income Tax Benefit of  ($62)                          -               -                -            (61)

         Gain on Disposal of Discontinued Operations,
                Net of Income Tax of  $1,432                                -               -                -          1,252

          Income Taxes                                                  4,391           3,255           33,122         25,949
                                                                   -----------     -----------      -----------    -----------

   NET INCOME                                                           4,451           4,705           44,398         43,153

   DIVIDENDS DECLARED ON COMMON STOCK                                   8,511           8,511           34,046         34,244
                                                                   -----------     -----------      -----------    -----------

   AMOUNT RETAINED IN THE BUSINESS                                    ($4,060)        ($3,806)         $10,352         $8,909
                                                                   ===========     ===========      ===========    ===========

   Average Shares of Common Stock Outstanding - (Basic)  (000s)        15,762          15,767           15,762         15,929
                                                                   ===========     ===========      ===========    ===========

   Average Shares of Common Stock Outstanding - (Diluted)  (000s)      15,770          15,771           15,771         15,935
                                                                   ===========     ===========      ===========    ===========

   Earnings Per Share - (Basic)                                         $0.28           $0.30            $2.82          $2.71
                                                                   ===========     ===========      ===========    ===========

   Earnings Per Share - (Diluted)                                       $0.28           $0.29            $2.81          $2.70
                                                                   ===========     ===========      ===========    ===========

   Dividends Declared Per Share                                         $0.54           $0.54            $2.16          $2.16
                                                                   ===========     ===========      ===========    ===========

            CH ENERGY GROUP, INC.
          CONSOLIDATED BALANCE SHEET


                                                September 30,    December 31,
                                                2004 1              2003 2
                                             ----------------------------------
                      ASSETS                         (Thousands of Dollars)
UTILITY PLANT
  Utility Plant                                     $987,138            $959,945
    Less Accumulated Depreciation                    315,366             309,208
                                               --------------      --------------

                                                     671,772             650,737
  Construction Work in Progress                       70,415              56,764
                                              --------------      --------------

  Net Utility Plant                                  742,187             707,501
                                              --------------      --------------

OTHER PROPERTY AND PLANT & EQUIPMENT                  22,830              21,589
                                              --------------      --------------


CURRENT ASSETS
  Cash and Cash Equivalents                          130,895             125,834
  Accounts Receivable from Customers                  50,976              61,223
  Materials & Supplies                                25,116              19,847
  Fair Value of Derivative Instruments                 3,081                 869
  Special Deposits and Prepayments                    18,753              23,315
  Other                                                8,840              19,834
                                              --------------      --------------

                                                     237,661             250,922
                                              --------------      --------------

DEFERRED CHARGES AND OTHER ASSETS                    254,973             320,480
                                              --------------      --------------


      TOTAL                                       $1,257,651          $1,300,492
                                              ==============      ==============


    CAPITALIZATION and LIABILITIES

CAPITALIZATION
  Common Equity  3                                  $492,744            $485,424
  Cumulative Preferred Stock:
    Not subject to mandatory redemption               21,030              21,030
  Long-term Debt                                     285,880             278,880
                                              --------------      --------------

                                                     799,654             785,334
                                              --------------      --------------


CURRENT LIABILITIES
  Current Maturities of Long-term Debt                     -              15,000
  Notes Payable                                       37,000              16,000
  Accounts Payable                                    35,732              40,602
  Accrued Interest                                     2,410               4,274
  Dividends Payable                                    8,754               8,754
  Other                                               32,334              35,390
                                              --------------      --------------

                                                     116,230             120,020
                                              --------------      --------------

DEFERRED CREDITS AND OTHER LIABILITIES               236,848             299,090
                                              --------------      --------------

ACCUMULATED DEFERRED INCOME TAX  (NET)               104,919              96,048
                                              --------------      --------------

      TOTAL                                       $1,257,651          $1,300,492
                                              ==============      ==============


 1 Unaudited.

 2 Subject to explanations contained in the Annual Report of the Company for 2003.

 3 Shares outstanding at September 30, 2004 = 15,762,000.
   Shares outstanding at  December 31, 2003 = 15,762,000.

                                   Selected Financial Information


                                      3 Months Ended September 30,      12 Months Ended September 30,
                                   ------------------------------------------------------------------
                                    2004       2003     % Variation      2004        2003      % Variation
                                   --------   --------  -----------      --------    --------   -----------
CENTRAL  HUDSON  GAS & ELECTRIC  CORP.

     Sales of Electricity (Mwh):  *
         Residential               505,717    516,776       (2)         1,996,590   1,973,583        1
          Commercial               521,241    510,735        2          1,968,489   1,930,040        2
          Industrial               402,458    393,903        2          1,468,560   1,439,430        2
          Unbilled and Other        14,722     15,301       (4)            37,711      38,124       (1)
                                   --------   --------  -------          --------    --------   --------

             Total Own Territory 1,444,138  1,436,715        1          5,471,350   5,381,177        2
                                 =========  =========   =======         =========   =========   ========


     Sales of Gas (Mcf.):  *
          Residential              322,310    352,155       (8)         5,274,472   5,504,570       (4)
          Commercial               582,896    560,836        4          6,260,526   6,152,569        2
          Industrial                65,608     65,705        -            575,860     651,128      (12)
          Unbilled and Other       (14,139)   (19,876)      29             47,118      23,605      100
                                   --------   --------  -------          --------    --------   --------

     Total Firm Sales              956,675    958,820        -         12,157,976  12,331,872      (1)

          Interruptible Sales      649,733    678,696       (4)         3,454,726   3,721,209      (7)
                                   --------   --------  -------          --------    --------   --------

     Total Own Territory         1,606,408  1,637,516       (2)        15,612,702  16,053,081      (3)
                                 =========  =========   =======        ==========  ==========   =======


           *  Includes volumes related to Electric
                 or Gas Energy Delivery Services.

     Cooling Degree Days:
          Billing Cycle                494        519       (5)               582         544       7
          Actual in Period             474        542      (13)               673         642       5

     Heating Degree Days:
          Billing Cycle                101        161      (37)             5,986       6,647     (10)
          Actual in Period              82         87       (6)             5,975       6,645     (10)

     Electric Output For Own Territory  (Mwh.):
          Generated                 41,292     43,032       (4)           180,279     165,276        9
          Purchased              1,414,351  1,434,037       (1)         5,550,215   5,388,199        3
                                 ---------   --------   -------          --------    --------   -------

     Total                       1,455,643  1,477,069       (1)         5,730,494   5,553,475        3
                                 =========  =========   =======         =========   =========   =======

     Gas Send-out Firm Customers (Mcf.)
                                   610,012    624,584       (2)         9,940,073   10,545,697      (6)
                                  ========   ========   =======         =========   =========   =======


CH  ENERGY  GROUP,  INC.

     Earnings Per Share - (Basic)    $0.28      $0.30       (7)             $2.82       $2.71        4
     Dividends Declared Per Share    $0.54      $0.54        -              $2.16       $2.16        -




                                   Sept. 30,  Dec. 31,
                                    2004       2003     % Variation
                                   --------   --------  -----------

      Book Value Per Share           $31.26     $30.80        1

      Retained Earnings (000s)     $186,796   $179,395        4

      Common Equity Ratio (%)        %58.9%      59.5%       (1)

                             C H Energy Group, Inc.


                           Selected Financial Indices

          12 Months Ended September 30, 2004 vs Calendar Year 2003


                                                12 Months             Calendar
                                                  Ended                 Year
                                              Sept. 30, 2004            2003
                                            -------------------   --------------


Earnings Per Share - (Basic)                       $2.82                  $2.78


Earned Return on Common Equity  (Per Books)        8.96%                  8.99%


Pretax Coverage of Total
   Interest  Charges, excluding  AFDC             4.33 x                 3.78 x


Dividends Declared                                $2.16                  $2.16


Pay-out Ratio                                     76.6%                  77.7%


Percent of Cash Construction Expenditures
     Financed from Internal Funds   (1)          100.0%                 100.0%


Common Equity Ratio                               58.9%                  59.5%


Retained Earnings  ($000)                     $186,796               $179,395


Book Value Per Share  (End of Period)           $31.26                 $30.80

          (1) Internal funds used in this measurement for the Year 2003 exclude pension contributions of $10,000,000 made in September 2003.


      CH Energy Group Segment Information - Quarter Ended September 30, 2004

                                             Regulated                       Unregulated
                                    -------------------------   ---------------------------
          ($000s Except                            Natural        Fuel Oil
      Earnings Per Share)             Electric        Gas        Distribution       Other        Elim(s).        Total
     --------------------           -------------------------   ---------------------------   ----------     ---------------
      Revenues from
        external customers              $113,122     $11,426         $37,085          $239        -                $161,872
      Intersegment revenues                    3           3         -             -                ($6)           -
                                    -------------------------   ---------------------------   ----------     ---------------
               Total Revenues           $113,125     $11,429         $37,085          $239          ($6)           $161,872

      Earnings before income taxes       $14,988     ($1,505)        ($4,885)         $244        -                  $8,842

      Net Income                          $8,399     ($1,074)        ($2,933)          $59        -                  $4,451
      Earnings per share (basic)           $0.53      ($0.07)         ($0.19)        $0.01 (1)    -                   $0.28

      Segment Assets @ 9/30/04          $771,585    $226,335        $132,490      $127,921        ($680)         $1,257,651

   (1)The amount was primarily attributable to Energy Group's investment and business development activities.




      CH Energy Group Segment Information - Quarter Ended September 30, 2003

                                             Regulated                       Unregulated
                                    -------------------------   ---------------------------
          ($000s Except                            Natural        Fuel Oil
      Earnings Per Share)             Electric        Gas        Distribution       Other       Elim(s).           Total
      ------------------------      -------------------------   ---------------------------   -----------    ---------------
      Revenues from
        external customers              $124,181     $11,104         $34,285          $257        -                $169,827
      Intersegment revenues                    2          27         -             -               ($29)           -
                                    -------------------------   ---------------------------   ----------     ---------------
               Total Revenues           $124,183     $11,131         $34,285          $257         ($29)           $169,827

      Earnings before income taxes       $12,276       ($919)        ($4,674)       $1,277        -                  $7,960

      Net Income                          $7,532       ($848)        ($2,790)         $811        -                  $4,705

      Earnings per share (basic)           $0.48      ($0.06)         ($0.18)        $0.06 (1)    -                   $0.30

      Segment Assets @ 9/30/03          $811,969    $225,123        $130,722      $122,366        ($756)         $1,289,424

   (1)The amount is largely attributable to Energy Group's investment activities.


      CH Energy Group Segment Information - 12 Months Ended September 30, 2004

                                              Regulated                       Unregulated
                                     ------------------------    ---------------------------
          ($000s Except                            Natural         Fuel Oil
      Earnings Per Share)              Electric       Gas         Distribution       Other       Elim(s).            Total
                                     ------------------------    ---------------------------                 --------------
    Revenues from
        external customers              $433,832    $123,225         $220,556        $1,134        -              $778,747
      Intersegment revenues                   11         281          -             -              ($292)          -
                                     ------------------------    ---------------------------   ----------    --------------
               Total Revenues           $433,843    $123,506         $220,556        $1,134        ($292)         $778,747

      Earnings before income taxes       $52,747     $17,167           $4,971        $2,635        -               $77,520

      Net Income                         $30,429      $9,217           $3,003        $1,749        -               $44,398

      Earnings per share (basic)           $1.93       $0.59            $0.19         $0.11 (1)    -                 $2.82

      Segment Assets @ 9/30/04          $771,585    $226,335         $132,490      $127,921        ($680)       $1,257,651

   (1)The amount attributable to CHEC's other business activities was $0.04; the balance of $0.07 was related to
      Energy Group's investment and business development activities.



      CH Energy Group Segment Information - 12 Months Ended September 30, 2003

                                              Regulated                       Unregulated
                                     ------------------------    ---------------------------
          ($000s Except                            Natural         Fuel Oil
      Earnings Per Share)              Electric       Gas         Distribution       Other       Elim(s).            Total
                                     ------------------------    ---------------------------                 --------------

      Revenues from
        external customers             $ 449,580   $ 122,875        $ 219,778       $ 1,788        -              $794,021
      Intersegment revenues                   18         310          -             -              ($328)          -
                                     ------------------------    ---------------------------   ----------    --------------
               Total Revenues           $449,598    $123,185         $219,778        $1,788        ($328)         $794,021

      Earnings before income taxes       $43,790     $15,566           $4,130        $4,425        -               $67,911

      Net Income:
        from continuing operations       $26,099      $8,462           $2,541        $4,860        -               $41,962
        from discont'd operations         -           -               -               1,191        -                 1,191
                                     ------------------------    ---------------------------   ----------    --------------
                   Total Net Income      $26,099      $8,462           $2,541        $6,051        -               $43,153

      Earnings per share (basic):
        from continuing operations         $1.64       $0.53            $0.16         $0.30 (1)    -                 $2.63
        from discont'd operations         -           -               -                0.08        -                  0.08
                                     ------------------------    ---------------------------   ----------    --------------
                   Total EPS (basic)       $1.64       $0.53            $0.16         $0.38        -                 $2.71

      Segment Assets @ 9/30/03          $811,969    $225,123         $130,722      $122,366        ($756)       $1,289,424

   (1)The amount attributable to CHEC's other business activities was ($0.01); the balance of $0.31 was related to
      Energy Group's investment activities.